Exhibit 99.1

Greensea IQ and Ocean Power Technologies Announce Strategic Collaboration to Advance Autonomous Hull Maintenance

August 5, 2025

Corporate

RICHMOND, VT and MONROE TOWNSHIP, NJ – August 5, 2025 – Greensea IQ and Ocean Power Technologies (OPT) have entered into a strategic collaboration to integrate Greensea IQ’s EverClean robotic hull grooming system with OPT’s WAM-V® Unmanned Surface Vehicle (USV) platform. The joint effort aims to develop a fully autonomous launch and recovery system to enable more efficient and environmentally responsible hull maintenance operations.

The collaboration will pair the proven performance of Greensea IQ’s EverClean robot—an in-water system that proactively removes biofouling from vessel hulls—with OPT’s modular and autonomous WAM-V® surface vehicles. Together, the companies will develop and test a system that can operate independently of traditional support vessels, unlocking new opportunities for persistent hull maintenance in commercial and defense markets.

“This collaboration with OPT accelerates our vision for a fully autonomous hull maintenance solution,” said John Dunn, Chief Operating Officer at Greensea IQ. “By combining EverClean with WAM-V®, we’re building the foundation for scalable, unmanned operations that reduce fuel costs, improve vessel performance, and eliminate the need for toxic coatings.”

The joint effort will focus initially on system design, integration, and prototype testing, with the goal of commercial deployment across key maritime sectors, including maritime, energy, defense, and scientific research.

“Greensea IQ’s EverClean technology is a natural complement to our WAM-V USVs,” said Jeremiah Mendez, Vice President of Operations at Ocean Power Technologies. “Together, we are advancing a solution that enhances vessel efficiency and promotes cleaner oceans through robotic innovation.”

This collaboration underscores the growing demand for sustainable, autonomous technologies that address critical challenges in maritime operations.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

About Greensea IQ

Greensea IQ is a dual-use robotics company transitioning mature solutions developed for and by the defense industry to the commercial markets for high impact.

Greensea IQ is uniquely positioned to capitalize on the growing Blue Economy that is being driven by the demands for scalable and persistent ocean protection, net-zero emissions in shipping, alternative energy sources from the ocean, and understanding the impact to the seas as our climate changes.

As a world leader in autonomous underwater robot technologies, we deliver high impact solutions to meet the growing demand for efficiency, safety, and scalability across the entire Blue Economy.

To learn more about Greensea IQ, visit greenseaiq.com or call +1-802-434-6080.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the successful operations of the OPT’s WAM-V® and Greensea IQ’s Everclean robot, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT INFORMATION

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com